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EXHIBIT II

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                      Three Months Ended September 30,    Nine Months Ended September 30,
                                                            1999            1998               1999            1998
                                                            ----            ----               ----            ----
BASIC NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                        $ (135,540)     $ (76,275)         $ (328,536)      $ 315,396
                                                         ==========      =========          ==========       =========
Weighted average common shares outstanding                6,793,777      6,769,425           6,783,411       6,769,425
                                                         ==========      =========          ==========       =========
Basic net income (loss) per common share                     $(0.02)        $(0.01)             $(0.05)          $0.05
                                                         ==========      =========          ==========       =========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                        $ (135,540)     $ (76,275)         $ (328,536)      $ 315,396
                                                         ==========      =========          ==========       =========
Weighted average common shares outstanding                6,793,777      6,769,425           6,783,411       6,769,425
Options and warrants assumed to be common stock
        equivalents using treasury stock method
                                                                  0              0                   0           1,934
                                                         ----------      ---------          ----------       ---------

Weighted average common shares outstanding, as
        adjusted                                          6,793,777      6,769,425           6,783,411       6,771,359
                                                         ==========      =========          ==========       =========
Diluted net income (loss) per common share                   $(0.02)        $(0.01)             $(0.05)          $0.05
                                                         ==========      =========          ==========       =========




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